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Exhibit 32.1

CERTIFICATION

        The undersigned officer of Albany Molecular Research, Inc. (the "Company") hereby certifies that the Company's annual report on Form 10-K to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided solely pursuant to 18 U.S.C. Section 1350 and Item 601(b)(32) of Regulation S-K ("Item 601(b)(32)") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act. In accordance with clause (ii) of Item 601(b)(32), this certification (A) shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and (B) shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Date: November 8, 2004
/s/ THOMAS E. D'AMBRA, PH.D. Name: Thomas E. D'Ambra, Ph.D. Title: Chairman of the Board, President, Chief Executive Officer and Director

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  Exhibit 32.1
CERTIFICATION